Exhibit 99.2

WMS INDUSTRIES INC.

WMS INDUSTRIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended September 30, 2013 and 2012

(in millions of U.S. dollars and millions of shares, except per share amounts)

(Unaudited)

	2013	2012
REVENUES:
Product sales	$79.0	$88.0
Gaming operations	87.4	71.1

Total revenues	166.4	159.1

COSTS AND EXPENSES:
Cost of product sales(1)	40.1	41.3
Cost of gaming operations(1)	15.2	15.2
Research and development	27.2	27.6
Selling and administrative	51.9	34.4
Depreciation and amortization(1)	34.4	28.0

Total costs and expenses	168.8	146.5

OPERATING INCOME (LOSS)	(2.4)	12.6
Interest expense	(1.0)	(0.7)
Interest income and other income and expense, net	3.3	2.4

Income before income taxes	(0.1)	14.3
Provision (benefit) for income taxes	(0.5)	5.0

NET INCOME	$0.4	$9.3

Earnings per share:
Basic	$0.01	$0.17

Diluted	$0.01	$0.17

Weighted-average common shares:
Basic common stock outstanding	54.9	54.5

Diluted common stock and common stock equivalents	56.0	54.7

(1) Cost of product sales and cost of gaming operations exclude the following amounts of depreciation and amortization, which are included in the depreciation and amortization line item:
Cost of product sales	$2.1	$2.0
Cost of gaming operations	$22.0	$17.6

The accompanying Notes are an integral part of these Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Three Months Ended September 30, 2013 and 2012

(in millions of U.S. dollars)

(Unaudited)

	Three Months Ended September 30,
	2013	2012
Net income	$0.4	$9.3
Foreign currency translation adjustment, net of taxes	1.1	2.9

Total comprehensive income	$1.5	$12.2

The accompanying Notes are an integral part of these Condensed Consolidated Financial Statements.

WMS INDUSTRIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended September 30, 2013 and 2012

(in millions of U.S. dollars)

(Unaudited)

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$0.4	$9.3
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	29.3	23.0
Amortization of intangible and other non-current assets	9.1	9.0
Share-based compensation	2.1	4.4
Other non-cash items	6.0	1.5
Deferred income taxes	1.5	(0.7)
Change in operating assets and liabilities	(25.7)	(25.5)

Net cash provided by operating activities	22.7	21.0

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to gaming operations equipment	(25.7)	(25.6)
Additions to property, plant and equipment	(14.7)	(20.3)
Payments to acquire or license intangible and other non-current assets	(4.9)	(2.8)

Net cash used in investing activities	(45.3)	(48.7)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under revolving credit facility	15.0	38.0
Repayments of borrowings under revolving credit facility	—	(13.0)
Purchase of treasury stock	—	(5.0)
Cash received from exercise of stock options and employee stock purchase plan	0.2	0.6
Additional consideration related to acquisitions	(0.1)	—

Net cash provided by financing activities	15.1	20.6

Effect of exchange rates on cash and cash equivalents	—	(0.3)

DECREASE IN CASH AND CASH EQUIVALENTS	(7.5)	(7.4)
CASH AND CASH EQUIVALENTS, beginning of period	59.9	62.3

CASH AND CASH EQUIVALENTS, end of period	$52.4	$54.9

The accompanying Notes are an integral part of these Condensed Consolidated Financial Statements.

WMS INDUSTRIES INC.

NOTES TO SELECT CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(tabular amounts in millions of U.S. dollars and millions of shares, except per share amounts)

(Unaudited)

1. BASIS OF PRESENTATION AND BUSINESS OVERVIEW

The accompanying unaudited interim select Condensed Consolidated Financial Statements of WMS Industries Inc. (“WMS” or the “Company”) do not include all of the information and note disclosures required by U.S. generally accepted accounting principles (“U.S. GAAP”) or the rules and regulations of the Securities and Exchange Commission (the “SEC”) for complete financial statements or quarterly reports on Form 10-Q. References herein to U.S. GAAP cite topics within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The accompanying select Condensed Consolidated Financial Statements should be read in conjunction with the Company’s Consolidated Financial Statements and Notes thereto for the fiscal year ended June 30, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on August 29, 2013. The accompanying unaudited interim select Condensed Consolidated Financial Statements have been prepared in accordance with U.S. GAAP and reflect all adjustments of a normal, recurring nature that are, in the opinion of management of the Company, necessary for a fair presentation of results for these interim periods.

Sales of the Company’s gaming machines to casinos are generally strongest in the spring and slowest in the summer months, while gaming operations revenues are generally strongest in the spring and summer. Typically, the Company’s total revenues are lowest in the September quarter and build in each subsequent quarter with the June quarter generating the Company’s highest total quarterly revenues. In addition, quarterly revenues and net income may increase when the Company receives a larger number of approvals for new games and gaming machines from regulators than in other quarters, when a game or platform that achieves significant player appeal is introduced, if a significant number of new casinos open or existing casinos expand or if gaming is permitted in a significant new jurisdiction. Operating results for the three months ended September 30, 2013 are not necessarily indicative of the results that may be expected for other periods. For further information, refer to the Company’s Consolidated Financial Statements and Notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

The Company is a leading supplier of innovative gaming entertainment products and services worldwide. The Company designs, develops, manufactures, distributes and markets casino games and gaming machines, video lottery terminals (“VLTs”), video gaming terminals (“VGTs”) and interactive gaming products and services.

The Company generates revenues in two principal ways: product sales and gaming operations. In product sales, the Company sells new and used gaming machines, VLTs and VGTs, conversion kits (including game, hardware or operating system conversions) and parts to casinos and other gaming machine operators. In gaming operations, the Company licenses its game content and intellectual property to third parties for distribution; the Company earns revenues from operating an online gaming site, offering non-wagering social games on Facebook and on the Apple® iOs system for iPhone® and iPad® platforms, and the Android® platform, offering the Company’s games on third-party online gaming platforms that are interoperable with the Company’s game servers and selling select WMS games that have been ported to operate on mobile devices and PCs; the Company earns revenues from placing its networked gaming system and applications, which is a system that links groups of networked-enabled gaming machines to a server in the casino data center; and the Company leases gaming machines, VLTs and VGTs to casinos and other licensed gaming machine operators under operating leases where the lease payments are based upon: (1) a percentage of the casino’s net win, which is the casino’s earnings generated by casino patrons playing the gaming machine; (2) fixed daily fees or; (3) a percentage of the amount wagered (“coin-in”) or a combination of a fixed daily fee and a percentage of the coin-in. The Company categorizes its lease arrangements into five groups: wide-area progressive (“WAP”) participation gaming machines; local-area progressive (“LAP”) participation gaming machines; standalone participation gaming machines; casino-owned daily fee games; and gaming machine, VLT, VGTs and other leases. The Company refers to WAP, LAP and standalone participation gaming machines as “participation games.”

The Company is engaged in one business segment. Consolidated operating results are reviewed by the Company’s CEO, who is the chief operating decision maker. Data for product sales and gaming operations is only maintained on a consolidated basis as presented in the Company’s Condensed Consolidated Financial Statements, with no additional separate data maintained for product sales and gaming operations (other than the revenues and costs of revenues information included in the Company’s Condensed Consolidated Statements of Income).

On October 18, 2013, pursuant to the terms of the previously announced merger agreement dated as of January 30, 2013, WMS was acquired by Scientific Games Corporation (“Scientific Games”) through the merger of SG California Merger Sub, Inc., a wholly owned subsidiary of Scientific Games, with and into WMS, with WMS continuing as the surviving corporation (the “Merger”). As a result of the Merger, the Company became a wholly owned subsidiary of Scientific Games.

Since consummation of the Merger, there has been no public market for the Company’s common stock, which ceased to be traded on the New York Stock Exchange, and the Company no longer is required to file periodic reports with the SEC. During the three months ended September 30, 2013, the Company incurred approximately $1.4 million of pre-tax charges, which are recorded in selling and administrative expenses, related to the Merger and integration planning prior to the Merger.

2. PRINCIPAL ACCOUNTING POLICIES

Principal Accounting Policies

For a complete description of the Company’s principal accounting policies, see Note 2. “Principal Accounting Policies” to the Company’s Consolidated Financial Statements and Notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013. Certain of the Company’s principal accounting policies are described below.

Revenue Recognition

For a description of the Company’s revenue recognition accounting policy, see Note 2. “Principal Accounting Policies — Revenue Recognition” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013. The Company has not made any changes in this critical accounting policy during the three months ended September 30, 2013.

Cost of Product Sales, Cost of Gaming Operations and Selling and Administrative Expenses

For a description of the Company’s cost of product sales and cost of gaming operations accounting policy, see Note 2. “Principal Accounting Policies — Cost of Product Sales, Cost of Gaming Operations and Selling and Administrative Expenses” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013. The Company has not made any changes in this critical accounting policy during the three months ended September 30, 2013.

Selling and administrative expenses consist primarily of expenses for sales, marketing, distribution, installation and corporate support functions such as administration, information technology, legal, regulatory compliance, human resources and finance. The costs of distribution were $5.8 million and $6.1 million for the three months ended September 30, 2013 and 2012, respectively.

Allowance for Doubtful Accounts and Bad Debt Expense

The Company carries its accounts and notes receivable at face amounts less an allowance for doubtful accounts. On a routine basis, but at least quarterly, the Company evaluates its accounts and notes receivable individually and collectively, and establishes an allowance for doubtful accounts based on a combination of specific customer circumstances, credit conditions and the Company’s history of write-offs and collections. The Company considers a variety of factors in this evaluation, including the accounts and notes receivable aging and trends thereof for customer balances, past experience with customers who pay outside of payment terms, the legal environment and regulatory landscape and circumstances related to individual customers, especially those that call into question the customer’s ability to fully pay balances owed. Accounts and notes receivables are evaluated individually for impairment (specific reserves) when collectability becomes uncertain due to events and circumstances that cause an adverse change in a customer’s cash flows or financial condition. Accounts and notes receivable placed on specific reserve are evaluated for probability of collection, which is used to determine the amount of the specific reserve.

The gaming industry is a highly regulated industry requiring most customers to obtain and maintain a gaming operator’s license and demonstrate to the applicable regulatory authority that they have the financial resources to operate a gaming establishment. Many of the Company’s customers, including new casinos that have opened in recent years, are owned by existing customers that operate multiple properties that have established a favorable payment history with the Company. Historic collection experience and the aging of customer balances are the primary indicators management utilizes to monitor the credit quality of the Company’s receivables. The Company does not segregate accounts and notes receivable by other credit quality indicators and does not use any other statistics or internal rating systems to segregate the Company’s customer balances into subgroups with similar risk characteristics. The Company’s aging categories are determined based on contractual payment terms, which are typically the original payment terms. Invoices and expected payments are classified as past due if the payment is not received within the contractual terms. Partial payments of account balances are infrequent and are applied based upon the facts and circumstances related to the payment. Generally, payments are applied based upon customer direction provided with the remittance or as a result of a review of the account balance and through dialogue with the Company’s customer.

The Company’s bad debt expense is most significantly impacted by bankruptcy filings and pre-bankruptcy reported exposures of individual casino customers. Due to the Company’s successful collection experience and the Company’s continuing operating relationship with casino customers, it is infrequent that the Company repossesses gaming machines from a customer in partial settlement of outstanding accounts or notes receivable balances. In those unusual instances where repossession occurs to mitigate the Company’s exposure on the related receivable, the repossessed gaming machines are subsequently resold in the used gaming machine market; however, the Company may not fully recover the receivable from this re-sale. Uncollectible accounts or notes receivables are written off only when all reasonable collection efforts have been exhausted and the Company determines that there is minimal chance of any kind of recovery.

For customers in the United States that purchase the Company’s gaming machines, at the time a customer files for bankruptcy, the Company typically has a security interest in the gaming machines for that portion of the total accounts and notes receivable, but the Company’s accounts and notes receivable related to all other revenue sources are typically unsecured claims. In gaming operations, because the Company owns the participation gaming machines and leases them to the casino operator, in a bankruptcy the customer has to either accept or reject the lease and, if rejected, the Company’s gaming machines are returned to the Company. Due to the significance of the Company’s gaming machines to the on-going operations of its casino customers, in a bankruptcy the Company may be designated as a key vendor, which can enhance the Company’s position above other creditors in the bankruptcy. For international customers, depending on the country and the Company’s historical collection experience with the customer, the Company may have pledge agreements, bills of exchange, post-dated checks or personal guarantees or other forms of security arrangements to enhance the Company’s ability to collect the receivables.

Beginning in fiscal 2012, the government authorities in Argentina modified the rules related to importing products and limited the exchange of pesos into U.S. dollars and the transfer of funds from Argentina. The Company’s accounts and notes receivable, net, from customers in Argentina at September 30, 2013 was $40.7 million, which is denominated in U.S. dollars, although the Company’s customers pay in pesos at the spot exchange rate between the peso and the U.S. dollar on the date of payment. In assessing the collectability of customer receivables in Argentina at September 30, 2013, the Company specifically evaluated the amount of recent payments, receivables aging, any additional security that the Company had (bills of exchange, pledge agreements, etc.) and specific circumstances related to individual customers’ ability to pay, and concluded that only a minimal amount of bad debt reserves was required. The Company’s customers in Argentine continued to pay in pesos based on the spot exchange rate to the U.S. dollar on payment date throughout the September 2013 quarter. The Company collected approximately $9.5 million of outstanding receivables from customers in Argentina during the September 2013 quarter. In addition, the net activity for the three months ended September 30, 2013 resulted in total outstanding receivable balances related to Argentina declining from June 30, 2013 by $5.6 million to $40.7 million.

During the trailing twelve months ended September 30, 2013, the Company’s bad debt expense totaled $7.0 million, representing 1.0% of revenues in such period, which was higher than the $2.8 million of bad debt expense for the trailing twelve-month period ended September 30, 2012, which represented 0.4% of revenues in such period. The Company’s bad debt expense for the three months ended September 30, 2013 was $4.3 million, or 2.6% of revenues, compared to $0.9 million, or 0.6% of revenues, for the three months ended September 30, 2012. The Company’s total bad debt reserve was $13.5 million at September 30, 2013, compared to $8.9 million at June 30, 2013.

Recently Adopted Accounting Standards

In July 2012, the FASB issued ASU No. 2012-02, “Intangibles — Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU No. 2012-02”), to reduce complexity and costs by allowing an entity to make a qualitative evaluation about the likelihood of indefinite-lived intangible asset impairment. The Company adopted ASU No. 2012-02 as of July 1, 2013, and the adoption had no material impact on the Company’s select Condensed Consolidated Financial Statements.

In February 2013, the FASB issued ASU No. 2013-02, “Comprehensive Income — Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income” (“ASU No. 2013-02”), to require companies to present reclassifications by component when reporting changes in accumulated other comprehensive income balances. The Company adopted ASU No. 2013-02 as of July 1, 2013, and the adoption had no material impact on the Company’s select Condensed Consolidated Financial Statements.

In March 2013, the FASB issued ASU No. 2013-05, “Foreign Currency Matters — Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity” (“ASU No. 2013-05”), which permits companies to release cumulative translation adjustments into earnings when an entity ceases to have a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity. Accordingly, the cumulative translation adjustment should be released into earnings only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided, or, if a controlling financial interest is no longer held. The Company adopted ASU No. 2013-05 as of July 1, 2013, and the adoption had no material impact on the Company’s select Condensed Consolidated Financial Statements.

Recently Issued Accounting Standards Not Yet Adopted

In July 2013, the FASB issued ASU No. 2013-11, “Income Taxes —Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” (“ASU No. 2013-11”), requiring the netting of unrecognized tax benefits against a deferred tax asset for a loss or other carryforward that would apply in settlement of the uncertain tax position. ASU No. 2013-11 is effective prospectively for the Company beginning July 1, 2014 and the adoption is not expected to have a material impact on the Company’s Condensed Consolidated Financial Statements.

The Company does not believe there is additional accounting guidance not yet effective that is relevant to the readers of the Company’s select Condensed Consolidated Financial Statements. Several new exposure drafts and proposals are under development by accounting regulators, which may have a significant impact on the Company’s Condensed Consolidated Financial Statements once enacted.

3. EARNINGS PER SHARE

Earnings per share is calculated using the weighted average number of common and common stock equivalents outstanding. Restricted stock and restricted stock units are considered participating securities and included in the Company’s calculation of diluted earnings per share. Basic and diluted earnings per share are calculated as follows:

	Three months ended September 30,
	2013	2012
Net income	$0.4	$9.3

Basic weighted-average common shares outstanding	54.9	54.5
Dilutive effect of stock options	0.8	0.1
Dilutive effect of restricted common stock and warrants	0.3	0.1

Diluted weighted-average common stock and common stock equivalents	56.0	54.7

Basic earnings per share of common stock	$0.01	$0.17

Diluted earnings per share of common stock and common stock equivalents	$0.01	$0.17

Common stock equivalents excluded from the calculation of diluted earnings per share because their impact would render them anti-dilutive	3.3	6.2

In fiscal 2004, as part of the inducement to Hasbro Inc. and Hasbro International, Inc. (collectively, “Hasbro”) to extend their license agreement with the Company, the Company granted Hasbro warrants (the “2003 Warrants”) to purchase 375,000 shares of the Company’s common stock valued at $3.9 million using the Black-Scholes pricing model and certain assumptions at the date of issuance of the 2003 Warrants. The warrants’ exercise price is $23.36 per share of the Company’s common stock, subject to adjustment, and was dilutive for the three months ended September 30, 2013 and was anti-dilutive for the three months ended September 30, 2012. The warrants are non-cancelable and are now fully vested. See Note 13. “Stockholders’ Equity —Warrants” to the Company’s Consolidated Financial Statements and Notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Also included in the Company’s anti-dilutive common stock equivalents for the three ended September 30, 2013 and 2012 are warrants to purchase 450,000 and 475,000 shares, respectively, at $30.03 per share of the Company’s common stock, which were issued to Hasbro in 2009 in connection with an amendment and extension of the Company’s agreement with Hasbro. Beginning in calendar year 2012, for each year that the three conditions identified in the agreement are not met, the number of shares subject to the 2009 Warrant decrease by 25,000; provided, however, that the number of underlying shares will not be less than 375,000 shares. These warrants were excluded from the diluted earnings per share calculation because the vesting criteria are contingent upon future events, which were not met at September 30, 2013. See Note 13. “Stockholders’ Equity — Warrants” to the Company’s Consolidated Financial Statements and Notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

4. INVENTORY WRITE-DOWNS

The Company recorded raw material and finished goods inventory write-downs totaling approximately $1.7 million and $0.6 million for three months ended September 30, 2013 and 2012, respectively. These charges are classified in cost of product sales in the Company’s Condensed Consolidated Statements of Income.

5. INTANGIBLE ASSETS AMORTIZATION

Amortization expense for the Company’s finite-lived intangible assets was $8.9 million and $8.8 million for the three months ended September 30, 2013 and 2012, respectively.

The actual amortization expense for the Company’s finite-lived intangible assets for the past three years, including $14.4 million recorded as impairment charges in fiscal 2011, and estimated aggregate amortization expense for finite-lived intangible assets for each of the next five years and thereafter is as follows:

Fiscal Year Ended June 30,
Actual			Estimated
2011	2012	2013	2014 (remaining 9 months of fiscal year)	2015	2016	2017	2018	Thereafter
$38.3	$25.3	$35.0	$17.9	$20.4	$21.1	$19.8	$13.9	$41.5

The estimated aggregate future intangible amortization at September 30, 2013 does not reflect the significant minimum commitments the Company has for future payments for royalty advances and licensed or acquired technologies of approximately $53.0 million, which is expected to be amortized over approximately the next five years. If the Company determines that it may not realize the value of any of the finite-lived intangible net assets or commitments, the Company would record an immediate charge in the Company’s Condensed Consolidated Statements of Income up to the full amount of these net assets or commitments in the period in which such determination is made. See Note 9. “Commitments, Contingencies and Indemnifications” to the Company’s select Condensed Consolidated Financial Statements and Notes thereto included herein.

6. INCOME TAXES

The Company or one of its subsidiaries (as applicable) files income tax returns in the U.S. Federal, various state, local and foreign jurisdictions. The Company’s provision for income taxes for interim periods is based on an estimate of the effective annual income tax rate adjusted for specific items in any particular interim period. The provision differs from income taxes currently payable because certain items of income and expense are recognized in different periods for financial statement purposes than for tax return purposes. The estimated effective income tax rate was approximately a benefit of 500.0% and a provision of 35.0% for the three months ended September 30, 2013 and 2012, respectively.

The September 2013 quarter estimated effective tax rate in comparison to the September 2012 quarter effective tax rate reflected:

•                  The retroactive reinstatement of the U.S. Federal Research and Development tax credit of $2.0 million of which approximately $1.6 million related to the period January 1, 2012 through December 31, 2012 recorded in the September 2013 quarter;

•                  A U.S. tax benefit from certain foreign losses;

•                  A reduction in the Company’s liability for uncertain taxes related to the expiration of the statute of limitations on the Company’s fiscal 2009 U.S. Federal income tax return, completion of the 2010 Federal income tax audit and other discrete tax items; and

•                  A decrease in estimated annual pre-tax income compared to the September 2012 quarter.

At September 30, 2013, the total unrecognized tax benefits, including accrued interest and penalties of $0.1 million (net of the U.S. Federal benefit), were $1.8 million, which represent the portion that, if recognized, would reduce the effective income tax rate.

In the September 2013 quarter, the Internal Revenue Service began an audit of the Company’s amended U.S. Federal income tax return for fiscal year 2011 and 2012. In addition, the Company is currently under audit in a major state for fiscal year 2010 and 2011. As a result of these audits, it is reasonably possible that the total amount of the unrecognized income tax benefits will significantly change in fiscal year 2014. At this time, the Company is unable to estimate the amount of the potential change. Approximately $1.8 million of unrecognized income tax benefits are currently subject to the audits referred to above. At this time, the Company believes appropriate provisions for all outstanding issues have been made for all jurisdictions and all open years. The Company is no longer subject to U.S. Federal tax examinations by tax authorities for years before fiscal year 2011, or any significant state, local or foreign income tax examinations by tax authorities for years before fiscal year 2009.

7. EQUITY COMPENSATION PLAN

A summary of information with respect to share-based compensation expense included in the Company’s Condensed Consolidated Statements of Income for the three months ended September 30, 2013 and 2012, respectively, is presented below:

	Three Months Ended September 30,
	2013	2012
Selling and administrative	$1.4	$3.2
Research and development	0.7	1.2
Cost of product sales	0.0	0.0

Share-based compensation expense included in pre-tax income	2.1	4.4
Income tax benefit related to share-based compensation	(0.8)	(1.7)

Share-based compensation expense included in net income	$1.3	$2.7

Diluted earnings per share impact of share-based compensation expense	$0.02	$0.05

8. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

In the three months ended September 30, 2013, there was no activity to transfer from gaming operations and engineering machines to inventory, a non-cash investing activity. The net amount of gaming operations and engineering machines transferred to inventory was $0.6 million for the three months ended September 30, 2012.

In the three months ended September 30, 2013, an income tax refund of $0.1 million was received. The amount of income taxes paid was $18.5 million for the three months ended September 30, 2012.

The depreciation and amortization reflected in the Condensed Consolidated Statement of Cash Flows are comprised of amounts presented separately on the Condensed Consolidated Statements of Income, plus depreciation and amortization included in cost of product sales and cost of gaming operations.

9. COMMITMENTS, CONTINGENCIES AND INDEMNIFICATIONS

The Company routinely enters into license agreements with others for the use of brands, intellectual properties and technologies in the Company’s products. These agreements generally provide for royalty advances and license fee payments when the agreements are signed and minimum commitments, which are cancellable in certain circumstances.

At September 30, 2013, the Company had total royalty and license fee commitments, advances and payments made and potential future royalty and license fee payments as follows:

Minimum Commitments
Total royalty and license fee commitments	$206.7
Advances and payments made	(153.7)

Potential future payments	$53.0

At September 30, 2013, the Company estimates that potential future royalty payments in each fiscal year will be as follows:

Minimum Commitments
2014 (remaining nine months of fiscal year)	$12.0
2015	16.8
2016	15.7
2017	7.8
2018	0.7
Thereafter	—

Total	$53.0

Non-Cancelable Raw Material Purchase Orders

Commitments under non-cancelable raw materials purchase orders decreased to $6.9 million as of September 30, 2013 from $13.8 million as of June 30, 2013.  At June 30, 2013, the Company had an increase in materials commitments to support the launch of the new Blade and Gamefield xD gaming machines but by September 30, 2013 such materials commitments were reduced to more normal operating levels.

Performance Bonds

The Company has performance bonds and other loan guarantees outstanding of $6.5 million at September 30, 2013 related to product sales.  Under these arrangements, the Company is liable to the issuer in the event of exercise due to the Company’s non-performance under the relevant contract. Events of non-performance do not include the financial performance of the Company’s products.

Indemnifications

The Company has agreements in which the Company may be obligated to indemnify other parties with respect to certain matters. Generally, these indemnification provisions are included in sales orders and agreements arising in the normal course of business under which the Company customarily agrees to hold the indemnified party harmless against claims arising from a breach of representations related to matters such as title to assets sold and licensed, defective equipment or certain intellectual property rights. Payments by the Company under such indemnification provisions are generally conditioned on the other party making a claim. Such claims are typically subject to challenge by the Company and to dispute resolution procedures specified in the particular sales order or contract. Further, the Company’s obligations under these agreements may be limited in terms of time and/or amount and, in some instances, the Company may have recourse against third parties. It is not possible to predict the maximum potential amount of future payments under these indemnification agreements due to the conditional nature of the obligations and the unique facts of each particular agreement. Historically, the Company has not made any payments under these agreements that have been material individually or in the aggregate. As of September 30, 2013, the Company was not aware of any obligations arising under indemnification agreements that would require material payments.

The Company has agreements with its directors and certain officers that require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The Company has also agreed to indemnify certain former officers and directors of acquired companies. The Company maintains director and officer insurance, which may cover the Company’s liabilities arising from these indemnification obligations in certain circumstances. As of September 30, 2013, the Company was not aware of any obligations arising under these agreements that would require material payments. Although the Company is providing indemnification of officers and directors named in securities cases described in Note 10. “Litigation”, it is too early in these claims to ascertain the extent of any such indemnification. Under the Merger Agreement, at the effective time of the Merger, Scientific Games purchased a directors and officers insurance policy to cover six future years.

Special Purpose Entities and Derivative Instruments

The Company does not have any special purpose entities for investment or the conduct of the Company’s operations. The Company has not entered into any derivative financial instruments, although the Company has granted stock options, restricted stock, equity-based performance units and deferred stock units to the Company’s employees, officers, directors and consultants and warrants to a licensor.

Letters of Credit

Outstanding letters of credit issued under the Company’s revolving credit facility to ensure payment to certain vendors and government agencies totaled $1.0 million at September 30, 2013.  As of September 30, 2013, after consideration of $1.0 million outstanding letters of credit, there was approximately $299.0 million of available borrowings under the revolving credit facility. Availability under the revolving credit facility is reduced by the outstanding letters of credit.

WMS Licensor Arrangements

The Company’s sales agreements that include software and intellectual property licensing arrangements include a clause whereby the Company agrees to indemnify the third-party licensee against liability and damages (including legal defense costs) arising from any claims of patent, copyright, trademark or trade secret infringement. Should such a claim occur, the Company could be required to make payments to the licensee for any liabilities or damages incurred. Historically, the Company has not incurred any significant cost due to infringement claims. As the Company considers the likelihood of incurring future costs to be remote, no liability has been accrued.

Insurance Deductibles and Retentions

Under the Company’s various insurance policies, the Company is liable for contractual deductibles or retentions of up to $1.0 million per insurance policy, including directors and officers, fiduciary, property, crime, workers’ compensation, electronic errors and omissions, employment practices and automobile insurance. In addition, the Company is self-insured up to $0.25 million per covered family, after the employee’s pay annual deductibles, for medical, dental, prescription drug and disability coverage. The Company purchases annual stop-loss coverage to limit the Company’s loss to $0.25 million for employee medical, dental, prescription drug and disability claims. Accrued worker’s compensation claims and employee related medical, dental, prescription drug and disability reserves include estimated settlements for known claims and estimates of claims incurred but not reported.

Product Warranty

The Company generally warrants the its new gaming machines sold in the U.S. for a period of 365 days, while the Company warrants its gaming machines sold internationally for a period of 180 days to one year. The Company’s warranty costs have not been significant.

10. LITIGATION

The Company is involved in various legal proceedings, including those discussed below. The Company records an accrual for legal contingencies when it is both probable that a liability will be incurred and the amount or range of the loss can be reasonably estimated. The Company evaluates its accruals for legal contingencies at least quarterly and, as appropriate, establish new accruals or adjust existing accruals to reflect (1) the facts and circumstances known to us at the time, including information regarding negotiations, settlements, rulings and other relevant events and developments, (2) the advice and analyses of counsel and (3) the assumptions and judgment of management. Legal costs associated with the Company’s legal proceedings are expensed as incurred.

Substantially all of the Company’s legal contingencies are subject to significant uncertainties and, therefore, determining the likelihood of a loss and/or the measurement of any loss involves a series of complex judgments about future events. Consequently, the ultimate outcomes of the Company’s legal contingencies could result in losses in excess of amounts the Company has accrued. Any such losses could have a material adverse impact on the Company’s results of operations, financial position and cash flows.

Merger Litigation

Complaints challenging the Merger were filed in early 2013 in the Delaware Court of Chancery, the Circuit Court of Cook County, Illinois and the Circuit Court of the Nineteenth Judicial Circuit, Lake County, Illinois. The actions are putative class actions filed on behalf of WMS stockholders. The complaints generally allege that the Company’s directors breached their fiduciary duties in connection with their consideration and approval of the merger and in connection with their public disclosures concerning the merger. The complaints allege that WMS, Scientific Games and certain affiliates of Scientific Games aided and abetted those alleged breaches. The plaintiffs sought equitable relief, including to enjoin the acquisition, to rescind the acquisition if not enjoined, damages, attorneys’ fees and other costs.

The Delaware actions have been consolidated under the caption In re WMS Stockholders Litigation (C.A. No. 8279-VCP). The plaintiffs in the consolidated Delaware actions submitted to the Delaware Court of Chancery a letter advising that they had conferred with the plaintiffs in the Illinois actions and agreed to stay the consolidated Delaware action.

The Lake County, Illinois actions have been transferred to Cook County. All of the Illinois actions have been consolidated in Cook County with Gardner v. WMS Industries Inc., et al. (No. 2013 CH 3540).

In April 2013, the plaintiffs in the Gardner action filed a motion for preliminary injunction to enjoin the WMS stockholder vote on the merger. Following that, in April 2013, lead counsel in the Gardner action, on behalf of counsel for plaintiffs in all actions in Delaware and Illinois, agreed to withdraw the motion for preliminary injunction and not to seek to enjoin the WMS stockholder vote in return for the Company’s agreement to make certain supplemental disclosures related to the merger. The Company made those supplemental disclosures in a Current Report on Form 8-K filed with the SEC on April 29, 2013.

The plaintiffs in the Illinois action filed a claim for interim attorney fees of $0.85 million. In November 2013, the court granted the Company’s motion to stay the plaintiffs’ claim for an interim award of attorney fees.

In January 2014, the plaintiffs in the Illinois action filed an amended complaint seeking damages for the alleged breach of fiduciary duties by the individual defendants and the alleged aiding and abetting of those breaches by the Company and Scientific Games. In February 2014, the Company and Scientific Games filed motions to dismiss the amended complaint.

The Company believes the claims in the Illinois and Delaware actions are without merit.

Conlee Litigation

In May 2011, a putative class action was filed against the Company and certain of its executive officers in the U.S. District Court for the Northern District of Illinois by Wayne C. Conlee. In October 2011, the lead plaintiff filed an amended complaint in the lawsuit seeking unspecified damages. As amended, the lawsuit alleged that, during the period from September 21, 2010 to August 4, 2011 (the date the Company announced its 2011 fiscal year financial results), the Company made material misstatements and omitted material information related to its 2011 fiscal year guidance in violation of federal securities laws. The Company filed a motion to dismiss the amended complaint in December 2011 and, in July 2012, the Court granted the motion without prejudice.

In September 2012, the plaintiffs filed a further amended complaint, which the Company moved to dismiss in October 2012. In April 2013, the District Court granted the Company’s motion to dismiss with prejudice. In May 2013, the plaintiffs filed a notice of appeal with the U.S. Court of Appeals for the Seventh Circuit.  In October 2013, the parties advised the court that they had reached a proposed settlement on a class basis and sought the District Court’s approval of the proposed settlement. The District Court approved the settlement on May 8, 2014. The settlement will not have a material impact on the Company’s results of operations.

IGT License Claims

In early 2012, International Game Technology (“IGT”) initiated an audit to determine whether the Company was in compliance with the terms of a license agreement between the two parties. IGT claimed that the Company underpaid license fees by approximately $25.0 million plus $11.0 million in interest.  IGT subsequently filed a demand for arbitration with the American Arbitration Association (the “AAA”) seeking $50.0 million from the Company.  The Company initiated an action in the U.S. District Court for the District of Nevada seeking a preliminary injunction to enjoin or limit the scope of the arbitration and to restrain IGT from seeking to enforce certain provisions of the arbitration clause in the license agreement, as well as a refund of overpaid royalty payments.  The motion for preliminary injunction was denied by the District Court in March 2014 and the Company’s action seeking recovery of overpaid royalty payments has been stayed pending resolution of certain matters in the arbitration. The arbitration has been scheduled for October 2014. The Company has denied IGT’s claims in the arbitration. While the Company believes it has meritorious defenses with respect to these license claims, the proceedings are in their early stages and the Company cannot currently predict the outcome of this matter.